UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2012

Motricity, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34781	20-1059798
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

601 108th Avenue Northeast Suite 900 Bellevue, WA 98004

(Address of Principal Executive Offices, including Zip Code)

(425) 957-6200

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information set forth below under Item 5.02 is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Termination of Interim Chief Executive Officer

On November 21, 2012, Motricity, Inc. (the “Company” or “Motricity”) and James R. Smith, Jr., the Interim Chief Executive Officer of the Company, mutually agreed, effective November 15, 2012, to end Mr. Smith’s employment with the Company and terminate that certain Offer Letter Agreement dated January 8, 2009, as amended on May 19, 2010, April 19, 2011 and August 21, 2011 (the “Smith Offer Letter”).

In connection with Mr. Smith’s termination, on November 21, 2012, the Company entered into a Release Agreement with Mr. Smith (the “Smith Release Agreement”), effective November 15, 2012, setting forth the terms of Mr. Smith’s mutually agreed upon termination. The Smith Release Agreement also effected the immediate resignation of Mr. Smith from his position as President of the Company.

Pursuant to the Smith Release Agreement, Mr. Smith agreed to unilaterally release the Company from all claims arising out of his employment with the Company or the cessation thereof (other than claims arising pursuant to the Smith Release Agreement). In accordance with the Smith Offer Letter and the Smith Release Agreement, the Company agreed to pay Mr. Smith severance in the gross amount of $300,000, paid in equal installments over the nine months following November 15, 2012. The Company also agreed to continue to provide Mr. Smith with health insurance through COBRA, beginning on December 1, 2012, for the shorter of nine months or until Mr. Smith is covered by another employer’s group health insurance plan. Furthermore, in accordance with the terms of the Smith Release Agreement and the terms of Restricted Stock Grant Agreements dated March 3, 2009 and February 11, 2010, all of Mr. Smith’s restricted shares of the Company’s common stock vested and became non-forfeitable as of November 15, 2012. Following his termination, Mr. Smith remains subject to certain non-disclosure and non-solicitation covenants with the non-solicitation obligations continuing for two years from the date of termination. If there is a breach of the Smith Release Agreement by Mr. Smith, among other things, Mr. Smith would forfeit his rights to the severance payments thereunder.

Appointment of Chief Executive Officer

Effective November 15, 2012, the Board of Directors of the Company appointed Richard Stalzer, President of Voltari, Motricity’s Mobile Media division, to the position of Chief Executive Officer of the Company. In connection with his appointment as the Company’s Chief Executive Officer, the Company and Mr. Stalzer entered into an amendment to the Offer Letter dated January 12, 2012 as amended on May 17, 2012 (the “Stalzer Amendment”).

Appointment of Chief Operating Officer

Effective November 15, 2012, the Board of Directors of the Company appointed Nathan Fong, the Company’s Chief Financial Officer to the additional position of Chief Operating Officer. In connection with the commencement of his additional title and responsibilities, the Company and Mr. Fong entered into an amendment to the Offer Letter dated May 16, 2012 as amended on May 17, 2012 (the “Fong Amendment”) The Fong Amendment also provides that Mr. Fong’s ceasing to serve as Chief Operating Officer shall not constitute termination for Good Reason under the Company’s Amended and Restated Executive Severance and Change of Control Plan.

Appointment of Chief Administrative Officer

Effective November 15, 2012, the Company appointed Richard Sadowsky, who has been serving as the Company’s General Counsel since July 5, 2012, to the additional position of Chief Administrative Officer. Mr. Sadowsky is currently providing services to the Company pursuant to a secondment agreement with SNR Denton US LLP where he is a partner. On November 15, 2012 the Company entered into an employment offer letter with Mr. Sadowsky (the “Sadowsky Offer Letter”). Pursuant to the Sadowsky Offer Letter, Mr. Sadowsky will become an employee of the Company effective January 1, 2013.

Under the terms of the Sadowsky Offer Letter, Mr. Sadowsky will be entitled to an annual base salary of $285,000. Additionally, in accordance with the terms of the Sadowsky Offer Letter and the Company’s 2010 Long-Term Incentive Plan, and subject to approval by the Compensation Committee of the Company’s Board of Directors, Mr. Sadowsky is eligible for an award of options to purchase 225,000 shares of the Company’s common stock, 25% of which options will vest in equal tranches on each of the first four anniversaries of Mr. Sadowsky’s employment date, subject to continued employment on such dates, and 75% of which options will vest on the third anniversary of Mr. Sadowsky’s employment date provided that certain stock price targets are achieved, subject to continued employment on such date. Under the terms of the Sadowsky Offer Letter, Mr. Sadowsky will be eligible to participate in the Company’s 2013 Corporate Incentive Plan and is subject to non-disclosure, non-competition and non-solicitation covenants. Furthermore, under the Sadowsky Offer Letter, if the Company terminates Mr. Sadowsky’s employment without cause, as defined in the Company’s Amended and Restated Executive Severance and Change of Control Plan, he would receive six months of continued base salary payments. Mr. Sadowsky, 55 years old, has been with SNR Denton US LLP since 2002.

The foregoing descriptions of the terms of the Smith Release Agreement, the Stalzer Amendment, the Fong Amendment and the Sadowsky Offer Letter do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference.

Item 8.01 Other Items.

On November 15, 2012, the Company issued a press release announcing the matters discussed above under Item 5.02. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in this Form 8-K and the press release attached as an exhibit hereto, this Form 8-K and the press release contain forward-looking statements which involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary note in the press release regarding these forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Release Agreement by and between Motricity, Inc. and James R. Smith, Jr., dated November 21, 2012

10.2	Second Amendment to the Offer Letter by and between Motricity, Inc. and Richard Stalzer, as of November 15, 2012

10.3	Amendment to the Offer Letter by and between Motricity, Inc. and Nathan Fong, as of November 15, 2012

10.4	Offer Letter by and between Motricity, Inc. and Richard Sadowsky, dated November 15, 2012

99.1	Press release of Motricity, Inc. dated November 15, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTRICITY, INC. (Registrant)

November 15, 2012	By:	/s/ Richard Sadowsky
(Date)		Richard Sadowsky General Counsel and Chief Administrative Officer